        As filed with the Securities and Exchange Commission on February 5, 2002

                                                      Registration No. 333-_____
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                            SYMYX TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             Delaware                              8731                         77-0397908
(State or other jurisdiction of       (Primary Standard Industrial           (I.R.S. Employer
 incorporation or organization)        Classification Code Number)        Identification Number)

                             3100 Central Expressway
                              Santa Clara, CA 95051
                                 (408) 764-2000

    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                                 1997 STOCK PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plans)

                                Steven D. Goldby
                             Chief Executive Officer
                            Symyx Technologies, Inc.
                             3100 Central Expressway
                              Santa Clara, CA 95051
                                 (408) 764-2000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                          CHRISTOPHER D. MITCHELL, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                            Palo Alto, CA 94304-1050


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                           PROPOSED
                                                            MAXIMUM           PROPOSED
    TITLE OF EACH CLASS OF               AMOUNT            OFFERING            MAXIMUM
        SECURITIES TO                     TO BE              PRICE            AGGREGATE          AMOUNT OF
        BE REGISTERED                   REGISTERED         PER SHARE       OFFERING PRICE    REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value,
  to be issued under the 1997
  Stock Plan(1)                      1,224,558 shares        $20.90         $25,593,262.20      $2,354.59
-------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value,
  to be issued under the 1999
  Employee Stock Purchase Plan(2)      306,139 shares        $17.77         $ 5,440,090.03      $  500.49
-------------------------------------------------------------------------------------------------------------
    TOTAL REGISTRATION FEES:                                                                    $2,855.08
=============================================================================================================

(1) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee of shares reserved for future issuance under the Registrant's 1997 Stock Plan. The computation is based on the average of the high and low price of the Registrant's Common Stock as reported on the Nasdaq National Market on January 30, 2002 because the price at which the options to be granted in the future may be exercised is not currently determinable.

(2) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee of shares reserved for future issuance under the Registrant's 1999 Employee Stock Purchase Plan. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on January 30, 2002 because the price at which the options to be granted in the future may be exercised is not currently determinable. Pursuant to the Employee Stock Purchase Plan, which plan is incorporated by reference herein, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

            STATEMENT UNDER GENERAL INSTRUCTION E -- REGISTRATION OF
                              ADDITIONAL SECURITIES

     This Registration Statement registers additional shares of the Registrant's Common Stock to be issued pursuant to the Registrant's 1997 Stock Plan and the 1999 Employee Stock Purchase Plan. Accordingly, the contents of the previous Registration Statement on Form S-8 (File No. 333-32574) (the "Previous Form S-8") filed by the Registrant with the Securities and Exchange Commission ("SEC"), including periodic reports that the Registrant filed after the Previous Form S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. The reports the Registrant has most recently filed with the SEC are listed below:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on March 23, 2001.

     (b) Proxy Statement filed as of April 25, 2001 in connection with the Annual Meeting of Stockholders held on May 30, 2001.

     (c) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001, as filed pursuant to Section 13 (a) of the Exchange Act on May 9, 2001.

     (d) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001, as filed pursuant to Section 13 (a) of the Exchange Act on August 10, 2001.

     (e) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2001, as filed pursuant to Section 13 (a) of the Exchange Act on November 7, 2001.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

     The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See
Exhibit Index below).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Clara, State of California on February 5, 2002.

                                               SYMYX TECHNOLOGIES, INC.

                                               By: /s/ Steven D. Goldby
                                                   -----------------------------
                                                   Steven D. Goldby,
                                                   Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven D. Goldby and Jeryl L. Hilleman, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


             SIGNATURE                                   TITLE                      DATE
-------------------------------------         ------------------------------  ----------------
/s/ Steven D. Goldby                          Chief Executive Officer and     February 5, 2002
-------------------------------------         Chairman of the Board
Steven D. Goldby                              (Principal Executive Officer)


/s/ Jeryl L. Hilleman                         Senior Vice President and       February 5, 2002
-------------------------------------         Chief Financial Officer
Jeryl L. Hilleman                             (Principal Financial and
                                              Accounting Officer)


/s/ Thomas R. Baruch                          Director                        February 5, 2002
-------------------------------------
Thomas R. Baruch


/s/ Samuel D. Colella                         Director                        February 5, 2002
-------------------------------------
Samuel D. Colella


/s/ Martin Gerstel                            Director                        February 5, 2002
-------------------------------------
Martin Gerstel


/s/ Francois L'Eplattenier                    Director                        February 5, 2002
-------------------------------------
Francois L'Eplattenier


                                               Director
-------------------------------------
Kenneth J. Nussbacher


/s/ Mario M. Rosati                           Director                        February 5, 2002
-------------------------------------
Mario M. Rosati


/s/ Peter G. Schultz                          Director                        February 5, 2002
-------------------------------------
Peter G. Schultz

                                INDEX TO EXHIBITS



EXHIBIT NUMBER                  EXHIBIT DOCUMENT
--------------                  ----------------

      5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legality of securities being registered (Counsel to the Registrant)

    *10.3      1997 Stock Plan

    *10.4      1999 Employee Stock Purchase Plan

     23.1      Consent of Ernst & Young LLP, Independent Auditors

     23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)

     24.1      Power of Attorney (see signature page)

* Incorporated by reference to the same number exhibit filed with Registrant's Registration Statement on Form S-1 (File No. 333-87453), as amended.